BYLAWS

                                       OF

                                  INCOME TRUST

         These   ARTICLES  are  the  BYLAWS  of  Income  Trust,   a  trust  with
transferable units established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 24th day of May, 1995, and filed in the office of the Secretary of the Commonwealth. These Bylaws have been adopted by the Trustees pursuant to the authority granted by Article IV Section 3 of the Declaration.

         All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                    ARTICLE I

                      UNITHOLDERS AND UNITHOLDERS' MEETINGS

         SECTION 1.1. Meetings. A meeting of the Unitholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Unitholders is required by the provisions of the 1940 Act. If a meeting of Unitholders has not been held during the immediately preceding fifteen (15) months for the purpose of electing Trustees, a Unitholder or Unitholders holding three percent (3%) or more of the voting power of all Units entitled to vote may demand a meeting of Unitholders for the purpose of electing Trustees by written notice of demand given to the Trustees. Within thirty (30) days after receipt of such demand, the Trustees shall call and give notice of a meeting of Unitholders for the purpose of electing Trustees. If the Trustees shall fail to call such meeting or give notice thereof, then the Unitholder or Unitholders making the demand may call and give notice of such meeting at the expense of the Trust. The Trustees shall promptly call and give notice of a meeting of Unitholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Unitholders holding not less than ten percent (10%) of the Units then outstanding. If the Trustees shall fail to call or give notice of any meeting of Unitholders for a period of thirty (30) days after written application by Unitholders holding at least ten percent (10%) of the Units then outstanding requesting that a meeting be called for any purpose requiring action by the Unitholders as provided in the Declaration or in these Bylaws, then Unitholders holding at least ten percent (10%) of the Units then outstanding may call and give notice of such meeting. Notice of Unitholders' meetings shall be given as provided in the Declaration.

         SECTION 1.2. Presiding Officer; Secretary. The President shall preside at each Unitholders' meeting as chairman of the meeting, or in the absence of the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. The Trustees shall appoint a secretary to serve as the secretary for the meeting and to record the minutes thereof.

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         SECTION 1.3. Authority of Chairman of Meeting to Interpret  Declaration
and Bylaws. At any Unitholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or any part thereof or hereof, and his ruling shall be final.

         SECTION 1.4. Voting. Unitholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. At all meetings of the Unitholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Article V Section 1 of the Declaration. On other matters, votes of Unitholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the Act or the Regulations, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

         SECTION 1.5. Inspectors. At any meeting of Unitholders, the Trustees before or at the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Unitholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.6. Unitholders' Action in Writing. Nothing in this Article I shall limit the power of the Unitholders to take any action by means of written instruments without a meeting, as permitted by Article V Section 4 of the Declaration.

                                            ARTICLE II

                                  TRUSTEES AND TRUSTEES' MEETINGS

         SECTION 2.1. Number of Trustees. There shall initially be one (1) Trustee, and the number of Trustees shall thereafter be such number, authorized by the Declaration, as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.

         SECTION 2.2. Meetings of Trustees. An organizational meeting shall be held as soon as convenient to a Majority of the Trustees after the final adjournment of each meeting of Unitholders at which Trustees are elected, and no notice shall be required. Other regular and special meetings of the Trustees may be held at any time and at any place when called by the President or by any two
(2) Trustees; provided, that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.3 hereof.

         SECTION 2.3. Notice of Meetings. Notice of any regular or special meeting of the Trustees shall be sufficient if sent by mail

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at least five (5) days,  or if given by  telephone,  telegraph,  or in person at least one (1) day, before the meeting. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

         SECTION 2.4. Quorum: Presiding Officer. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the President shall preside at each meeting of the Trustees as chairman of the meeting.

         SECTION 2.5. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.6. Location of Meetings. Trustees' meetings may be held at any place, within or without Massachusetts.

         SECTION 2.7. Votes. Voting at Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the secretary of the meeting in the minute book.

         SECTION 2.8. Rulings of Chairman. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.9. Trustees' Action in Writing. Nothing in this Article II shall limit the power of the Trustees to take action by means of a written consent, signed by a majority of the Trustees.

         SECTION 2.10. Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the President or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

                                            ARTICLE III

                                             OFFICERS

         SECTION 3.1. Officers of the Trust. The officers of the Trust shall consist of a President, a Treasurer and such other officers as the Trustees may designate. Any person may hold more than one office.



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         SECTION  3.2.  Time  and  Terms  of  Election.  The  President  and the
Treasurer shall be elected by the Trustees at their first meeting and shall hold office until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

         SECTION 3.3. Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.4. Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.5. President. The President shall be the chief executive officer of the Trust and shall have general charge of the operations of the Trust and such other powers and duties as the Trustees may prescribe.

         SECTION 3.6. Treasurer. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, and shall have such other duties and powers as may be prescribed from time to time by the Trustees.

         SECTION 3.7. Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the President, the Treasurer or such officers as the Trustees may designate.

         SECTION 3.8. Power to Vote Securities. Unless otherwise ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such


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meeting the  Treasurer  or his proxy shall  possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                            ARTICLE IV

                                            COMMITTEES

         SECTION 4.1. Power of Trustees to Designate Committees. The Trustees, by vote of a Majority of the Trustees, may elect an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these Bylaws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the President or the Treasurer, to amend the Bylaws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs; Quorum. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees. The quorum for any Committee is two (2) members regardless of the number of members serving on the Committee.

         SECTION 4.3. Trustees May Alter Abolish. etc., Committees. The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

         SECTION 4.4. Minutes: Review by Trustees. Any Committee to which the Trustees delegate any of their powers or duties may, but need not, keep records of its meetings and shall report its actions to the Trustees.

                                             ARTICLE V

                                               SEAL

         The seal of the Trust shall bear the word "Massachusetts," together with the name of the Trust, the words "Trust Seal," and the year of its organization, but, unless otherwise required by the


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Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE VI

                                      UNITS

         SECTION 6.1. Issuance of Units. The Trustees may issue Units either in certificated or uncertificated form, they may issue certificates to the holders of Units which were originally issued in uncertificated form, and if they have issued Units in certificated form, they may at any time discontinue the issuance of Unit certificates and may, by written notice to such Unitholders require the surrender of their Unit certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Units.

         SECTION 6.2. Uncertificated Units. For Units without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Units, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Units as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Certificates. For Units for which the Trustees shall issue certificates, each Unitholder of such Units shall be entitled to a certificate stating the number of Units owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by such officers and agents as shall, from time to time, be designated by the Trustees. The signatures of such officers or agents may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         SECTION 6.4. Lost, Stolen, etc., Certificates. If any certificate for certificated Units shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Units in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

         SECTION 6.5. Record Transfer of Pledged Units. A pledgee of Units pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Units, or to be registered as the holder in pledge of such Units in the case of uncertificated Units; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Units shall be in a form which indicates that the registered holder holds such Units in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Unitholder, and entitled to vote such Units.

                                   ARTICLE VII

                                    CUSTODIAN

         The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 8.1. Bylaws Subject to Amendment. These Bylaws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Units issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal these Bylaws, in whole or in part, including Bylaws adopted by the Unitholders, except with respect to any provision hereof which by law, the Declaration or these Bylaws requires action by the Unitholders; provided, that no later than the time of giving notice of the meeting of Unitholders next following the alteration, amendment or repeal of these Bylaws, in whole or in part, notice thereof, stating the substance of such action shall be given to all Unitholders entitled to vote. Bylaws adopted by the Trustees may be altered, amended or repealed by the Unitholders.

         SECTION 8.2. Notice of Proposal to Amend Bylaws Required. No proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Unitholders at which such action is taken, or (ii) all of the Trustees or Unitholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Fiscal Year. The fiscal year of the Trust shall begin on the first day of June in each year and end on the thirty-first day of May following.

         SECTION 9.2. Discontinuation of Sale of Units. If the sale of Units issued by the Trust shall at any time be discontinued, the Trustees may in their discretion, pursuant to resolution, deduct from the value of the assets of the Trust an amount equal to the brokerage commissions, transfer taxes, and charges, if any, which would be payable on the sale of Securities if they were then being sold.

         SECTION 9.3. Business Day. A business day for the Trust shall be each day the New York Stock Exchange is open for business.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1. Each person made or threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding whether civil, criminal, administrative, arbitration, or investigative, including a proceeding by or in the right of the Trust by reason of the former or present capacity as a Trustee or officer of the Trust or who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust or whose duties as a Trustee or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan, whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified and held harmless by the Trust to the full extent authorized by the laws of The Commonwealth of Massachusetts, as the same or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than the law permitted the Trust to provide prior to such amendment, or by any other applicable law as then in effect, against judgments, penalties, fines including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred in connection therewith and such indemnification shall continue as to any person who has ceased to be a Trustee or officer and shall inure to the benefit of the person's heirs, executors and administrators provided, however, in an action brought against the Trust to enforce rights to indemnification, the Trustee or officer shall be indemnified only if the action was authorized by the Board of Trustees of the Trust. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Trust in advance of the final disposition of a proceeding for expenses incurred in connection therewith provided, however, such payment of expenses shall be made only upon receipt of a written undertaking by the Trustee or officer to repay all amounts so paid if it is ultimately determined that the Trustee or officer is not entitled to indemnification.

         SECTION 10.2. Each person who upon written request to the Trust has not received payment within thirty days may at any time thereafter bring suit against the Trust to recover any unpaid amount and, to the extent successful, in whole or in part, shall be entitled to be paid the expenses of prosecuting such suit. Each person shall be presumed to be entitled to indemnification upon filing a written request for payment and the Trust shall have the burden of proof to overcome the presumption that the Trustee or officer is not so entitled. Neither the determination by the Trust, whether by the Board of Trustees, special legal counsel or by Unitholder, nor the failure of the Trust to have made any determination shall be a defense or create the presumption that the Trustee or officer is not entitled to indemnification.

         SECTION 10.3. The right to indemnification and to the payment of expenses prior to any final determination shall not be exclusive of any other right which any person may have or hereinafter acquire under any statute, provision of the Agreement and Declaration of Trust, bylaw, agreement, vote of Unitholders or otherwise and notwithstanding any provisions in this Article X, the Trust is not obligated to make any payment with respect to any claim for which payment is required to be made to or on behalf of the Trustee or officer under any insurance policy, except with respect to any excess beyond the amount of required payment under such insurance and no indemnification will be made in violation of the provisions of the Investment Company Act of 1940.